UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 19, 2007, BakBone Software Incorporated (the “Company”) entered into a warrant agreement with Sun Microsystems, Inc. (“Sun”), pursuant to which the Company granted to Sun the right to purchase 4,425,126 shares of its common stock at a price of $1.78 per share, subject to adjustment (the “Warrant”). The Warrant was issued in connection with a Technology Development and License Agreement, dated as of December 18, 2006, by and between a subsidiary of the Company and Sun (the “License Agreement”). As previously reported on a Current Report on Form 8-K dated December 21, 2006, the License Agreement provides for a grant of a license of the Company’s Netvault software product to Sun for Sun’s sublicensing and distribution to its resellers and end users. The License Agreement also established a framework under which Sun and the Company will collaborate to offer existing and new versions of the Company’s software. Vesting under the Warrant is contingent upon the general availability of the technology and the achievement of certain license fee targets under the License Agreement.

The foregoing summary of the Warrant is qualified in its entirety by reference to the full text of the Warrant attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Warrant to Purchase Common Stock, dated April 19, 2007, by and between the Company and Sun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

April 23, 2007	By:	/s/ Douglas Lindroth
Douglas Lindroth
Chief Financial Officer